Exhibit 99.1

FOR IMMEDIATE RELEASE
NICHOLAS	Contact:	Ralph Finkenbrink Sr. Vice President, CFO Ph # - 727-726-0763	NASDAQ: NICK Web site: www.nicholasfinancial.com
Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports Record

4th Quarter Results & Quarterly Dividend

May 2, 2012 – Clearwater, Florida – Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended March 31, 2012, net earnings increased 27% to $6,045,000 as compared to $4,772,000 for the three months ended March 31, 2011. Per share diluted net earnings increased 25% to $0.50 as compared to $0.40 for the three months ended March 31, 2011. Revenue increased 7% to $17,182,000 for the three months ended March 31, 2012 as compared to $16,095,000 for the three months ended March 31, 2011.

For the year ended March 31, 2012, net earnings increased 32% to $22,230,000 as compared to $16,805,000 for the year ended March 31, 2011. Per share diluted net earnings increased 31% to $1.85 as compared to $1.41 for the year ended March 31, 2011. Revenue increased 9% to $68,167,000 for the year ended March 31, 2012 as compared to $62,774,000 for the year ended March 31, 2011.

Our strong growth in earnings per share for the fourth quarter and year ended March 31, 2012 were largely impacted by a reduction in the provision for credit losses. Net charge offs during the current periods were less than the expected charge-offs previously contemplated in the allowance for loan losses. Accordingly, the amount of additional provision necessary to maintain an adequate allowance to absorb losses in the existing portfolio was less than the provision for prior periods” stated Peter L. Vosotas, Chairman and CEO. Subject to market conditions, we plan on continuing our branch expansion and currently anticipate opening three additional locations during the first quarter of fiscal 2013.

As a result of our continued earnings growth and stable capital position, on May 2, 2012 the Board of Directors declared another quarterly dividend equal to $0.10 per common share, to be paid on June 6th to shareholders of record as of May 30th.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeastern states. The Company presently operates 60 branch locations in both the Southeastern and the Midwestern states. The Company has approximately 12,000,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2011. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended March 31,		Year ended March 31,
	2012	2011	2012	2011
Revenue:
Interest and fee income on finance receivables	$17,173	$16,070	$68,123	$62,720
Sales	9	25	44	54

	17,182	16,095	68,167	62,774
Expenses:
Operating	6,878	6,977	27,108	25,712
Provision for credit losses	(707)	101	5	4,610
Interest expense	1,189	1,228	4,892	5,600
Change in fair value of interest rate swaps	—	(17)	—	(495)

	7,360	8,289	32,005	35,427

Operating income before income taxes	9,822	7,806	36,162	27,347
Income tax expense	3,777	3,034	13,932	10,542

Net income	$6,045	$4,772	$22,230	$16,805

Earnings per share:
Basic	$0.51	$0.41	$1.89	$1.45

Diluted	$0.50	$0.40	$1.85	$1.41

Weighted average shares	11,800,000	11,611,000	11,747,000	11,607,000

Weighted average shares and assumed dilution	12,089,000	11,954,000	12,033,000	11,894,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31,	March 31,
	2012	2011
Cash	$2,803	$2,018
Finance receivables, net	242,349	230,164
Other assets	12,084	11,461

Total assets	$257,236	$243,643

Line of credit	$112,000	$118,000
Other liabilities	9,297	10,430

Total liabilities	121,297	128,430

Shareholders’ equity	135,939	115,213

Total liabilities and shareholders’ equity	$257,236	$243,643

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	Three months ended March 31,		Year ended March 31,
Portfolio Summary	2012	2011	2012	2011

Average finance receivables, net of unearned interest (1)	$275,276,658	$260,898,642	$272,979,496	$250,962,519

Average indebtedness (2)	$112,750,000	$116,754,219	$115,688,980	$113,833,641

Interest and fee income on finance receivables (3)	$17,172,359	$16,070,243	$68,122,532	$62,719,904

Interest expense	1,189,117	1,228,051	4,891,854	5,600,131

Net interest and fee income on finance receivables	$15,983,242	$14,842,192	$63,230,678	$57,119,773

Weighted average contractual rate (4)	24.06%	23.92%	23.93%	23.66%

Average cost of borrowed funds (2)	4.22%	4.21%	4.23%	4.92%

Gross portfolio yield (5)	24.95%	24.64%	24.96%	24.99%

Interest expense as a percentage of average finance receivables, net of unearned interest	1.73%	1.88%	1.79%	2.23%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	(1.03%)	0.16%	0.00%	1.84%

Net portfolio yield (5)	24.25%	22.60%	23.17%	20.92%

Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	9.91%	10.61%	9.85%	10.15%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	14.34%	11.99%	13.32%	10.77%

Write-off to liquidation (8)	4.86%	4.10%	5.66%	6.17%

Net charge-off percentage (9)	4.29%	3.34%	4.59%	4.65%

Note: All three month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc. (“NDS”), the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $53,000 and $52,000 for the three-month periods ended March 31, 2012 and 2011, and $220,000 and $216,000 for the year ended March 31, 2012 and 2011, respectively
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

		Delinquencies
Contracts	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
March 31, 2012	$382,766,667	$8,994,485	$1,889,643	$663,521	$11,547,649
		2.35%	0.49%	0.17%	3.01%

March 31, 2011	$368,099,418	$6,106,211	$1,468,079	$549,518	$8,123,808
		1.66%	0.40%	0.15%	2.21%

Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
March 31, 2012	$6,221,688	$48,899	$14,257	$4,933	$68,089
		0.79%	0.23%	0.07%	1.09%

March 31, 2011	$4,850,864	$37,399	$5,636	$11,919	$54,954
		0.77%	0.11%	0.25%	1.13%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended March 31,		Year ended March 31,
Contracts	2012	2011	2012	2011
Purchases	$42,289,228	$41,804,273	$146,321,687	$147,150,975
Weighted APR	23.99%	23.87%	23.82%	23.57%
Average discount	8.50%	8.83%	8.47%	8.78%
Weighted average term (months)	48	49	49	49
Average loan	$9,742	$9,646	$9,873	$9,804
Number of contracts	4,341	4,334	14,820	15,009

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